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                                                                       EXHIBIT 5

[MARTIN MARIETTA MATERIALS Logo]



May 24, 2000



Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, DC  20549

         RE:      MARTIN MARIETTA MATERIALS, INC.
                  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

I am Corporate Secretary and Associate General Counsel of Martin Marietta Materials, Inc. (the "Corporation"). In that capacity, I have acted as counsel for the Corporation in connection with the Registration Statement on Form S-8 regarding the offer and sale of up to 35,000 shares of the Corporation's common stock pursuant to the Martin Marietta Materials, Inc. Southwest Division 401(k) Plan. This opinion is being furnished to you as a supporting document for such Registration Statement.

In furnishing this opinion, I, or attorneys under my supervision, examined such documents, legal opinions and precedents, corporate and other records of the Corporation and certificates of public officials and officers of the Corporation as I have deemed necessary or appropriate to provide a basis for the opinions set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and conformity to original documents of all documents submitted to me as certified or photostatic copies.

On the basis of the foregoing, I am of the opinion that:

         1. The Corporation has been duly incorporated and is validly existing as a corporation under the laws of the state of North Carolina;

         2. The issuance and sale of the additional common stock have been duly authorized by the Board of Directors and all necessary corporate action on the part of the Corporation has been taken; and


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SEC
May 24, 2000
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         3. Upon issuance, the additional common stock will be validly issued, fully paid and non-assessable, and the holders thereof will have no personal liability as such under the existing laws of North Carolina, which is the jurisdiction in which the Corporation is incorporated.

This opinion is being rendered solely for your benefit in connection with this Registration Statement.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ Roselyn R. Bar
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Roselyn R. Bar